United States

Securities & Exchange Commission

Washington, DC 20549

Schedule 14A

(Rule 14a-101)

SCHEULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant X

Filed by a party other than the registrant __

Check the appropriate box:

_ Preliminary Proxy Statement

_ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

X Definitive Proxy Statement.

_ Definitive Additional Materials.

_ Soliciting Material Pursuant to Section 240.14a-12

__FIRST FARMERS AND MERCHANTS CORPORATION__
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

X No fee required.

_ Fee computed on table below per exchange Act Rules 14a-6(i)(1) and 0-11.

  Title of each class of securities to which transaction applies:_______________
  Aggregate number of securities to which transaction applies:_______________
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________
  Proposed maximum aggregate value of the transaction: __________________
  Total fee paid: ___________________________________________________

_ Fee paid previously with preliminary materials.

_ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  Amount Previously Paid: __________________________________________

  Form, Schedule or Registration Statement No.: _________________________

  Filing Party: _____________________________________________________

  Date Filed: ___________________

March 22, 2004

Dear Shareholder:

Financial reports for First Farmers and Merchants Corporation and Subsidiary (First Farmers and Merchants National Bank of Columbia) are enclosed. Since this information will be discussed during the business session of our Annual Meeting on Tuesday afternoon, April 20, we urge you to bring these exhibits with you.

We are pleased and grateful to report the Corporation's total assets now exceed $828,813,000 making us one of the largest independent banks in the state. Total deposits at the end of 2003 were approximately $716,433,000. Your equity in the Corporation increased 2.6% in 2003 to record high of $102,285,000.

The official notice of meeting of shareholders, proxy, and proxy statement are enclosed. PLEASE COMPLETE AND RETURN THE PROXY FORM AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you will have the opportunity to withdraw your proxy and vote your stock in person. Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the Annual Meeting or any adjournment thereof.

Please note that the annual meeting will be held in the Waymon L. Hickman Building at Columbia State Community College, Columbia, Tennessee on 20th day of April, 2004 at 4:00 p.m. The reception/buffet will follow at approximately 5:00 p.m. Please indicate on your proxy if you will be attending the meeting and reception/buffet.

Sincerely yours,

Waymon L. Hickman	T. Randy Stevens
Chairman of the Board	Chief Executive Officer

WLH/TRS:pnm

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148, Columbia, Tennessee 38402-1148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on the 20th day of April, 2004

To the Shareholders of First Farmers and Merchants Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of First Farmers and Merchants Corporation will be held at the Waymon L. Hickman Building, Columbia State Community College, Columbia, Tennessee on the 20th day of April, 2004 at 4:00 o'clock P.M., local time, for the following purposes:

    Election of Directors: Election of fourteen (14) persons listed in the Proxy Statement dated March 22, 2004, accompanying the notice of said meeting.

Kenneth A. Abercrombie	Dr. O. Rebecca Hawkins	William R. Walter
James L. Bailey, Jr.	Waymon L. Hickman	Dan C. Wheeler
Hulet M. Chaney	Dr. Joseph W. Remke, III	Dr. David S. Williams
H. Terry Cook, Jr.	T. Randy Stevens	W. Donald Wright
Tom Napier Gordon	John P. Tomlinson, III

    Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 1, 2004, are entitled to notice of and to vote at the meeting.

To assure that your shares are represented at the meeting, please mark, date, sign and promptly return the enclosed proxy. The proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

By order of the Board of Directors

/s/ Martha M. McKennon
Martha M. McKennon
Secretary

March 22, 2004

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee 38402-1148

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on the 20th day of April, 2004

The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the "Corporation") for use at the Twenty-second Annual Meeting of Shareholders to be held on the 20th day of April, 2004, and any adjournment thereof (the "Annual Meeting"). The time and place of the meeting are set forth in the accompanying Notice of Meeting. All expenses of preparing, printing, and mailing the proxy and all materials used in the solicitation thereof will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited in person, by telephone or by directors, officers, and other personnel of the Corporation or its bank subsidiary, none of whom will receive additional compensation for such services. The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of common stock of the Corporation ("Common Stock") held of record by them and will pay reasonable expenses of such persons for forwarding such material. The date on which this Proxy Statement and the accompanying proxy are first being mailed to shareholders of the Corporation is the 22nd day of March, 2004.

PURPOSES OF THE MEETING

The Annual Shareholders' Meeting will be held for the purposes of (i) electing directors and (ii) transacting whatever other business may properly be brought before the meeting or any adjournment thereof.

QUORUM AND VOTING

At the close of business on March 1, 2004, the Corporation had issued and outstanding 2,920,000 shares of its common stock. Only holders of record of Common Stock at the close of business on March 1, 2004 are entitled to notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. A shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock held of record in his/her name.

If a quorum is not present at the time of the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Corporation presiding over the Annual Meeting, or by the Board of Directors.

Directors shall be elected by a plurality of votes of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.

All matters other than the election of directors shall be determined based upon the vote of the majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions will have the effect of a vote against such proposals. If a broker or nominee does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his/her specifications. If no specification is made, the proxies will be voted FOR the election of all nominees as directors of the Corporation. As to any other matters of business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same. Any shareholder has the power to revoke his/her proxy at any time, prior to the vote being taken at the Annual Meeting, by written notice or subsequently dated proxy, received by the Corporation, or by revocation by the shareholder in person at the Annual Meeting or any adjournment thereof.

ELECTION OF DIRECTORS

At the Annual Meeting, fourteen (14) nominees will be proposed for election as directors to serve until the next annual meeting of shareholders or until their successors are qualified and elected. The Corporation's Bylaws provide in Article III, Section 2 that there shall be at least five (5) and not more than twenty-five (25) Directors. The Board of Directors believes it is in the best interest of the Corporation that there be fourteen (14) directors of the Corporation at this time. Proxies cannot be voted for a greater number than fourteen (14) nominees.

Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The Corporation's charter does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share of Common Stock held of record for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed on the "Nominee Information Table." Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

The Board of Directors proposes the election of the nominees listed to serve until the next annual meeting or until their successors are duly qualified and elected. All of the nominees are presently serving as directors and all have agreed to serve if reelected.

The following information is furnished with respect to the director nominees.

NOMINEE INFORMATION TABLE

		Position and	Position and			Shares
		Office Held	Office Held	Director of	Business Experience	Beneficially
		with	With	Corporation	During Last	Owned		% of
Name	Age	Corporation	Bank	Since	Five (5) Years	3/01/04	1	Class
Kenneth A. Abercrombie	61	Director	Director	1988	Retired President,	2,400		0.082%
					Loretto Casket Co., Inc.

James L. Bailey, Jr.	61	Director	Director	1982	Maury County Executive	8,544		0.293%
					Pharmacist (Self-employed)

Hulet M. Chaney	59	Director	Director	1997	CEO Emeritus, Tennessee Farmers	7,168	2	0.245%
					Insurance Companies

H. Terry Cook, Jr.	63	Director	Director	1982	President, Cook Properties, Inc.	25,506	3	0.873%

Tom Napier Gordon	52	Director	Director	1986	Managing Partner, Gordon	68,324	4	2.340%
					Brothers Properties

Dr. O. Rebecca Hawkins	63	Director	Director	1999	President, Columbia State	400		0.014%
					Community College

Waymon L. Hickman	69	Director, Chairman	Director, Chairman	1982	Chairman of Corporation and Bank	86,282	5	2.955%

Dr. Joseph W. Remke, III	53	Director	Director	1999	Optometrist (Self-employed)	2,600		0.089%

T. Randy Stevens	52	Director, President	Director, President	1991	President and CEO of the	36,000	6	1.233%
		and CEO	and CEO		Corporation and Bank

John P. Tomlinson III	53	Director, Senior	Director, Regional	2000	Senior Executive V.P. of Corporation	6,655	7	0.228%
		Executive	President		and Regional President of Bank
		V.P.

William R. Walter	62	Director	Director	2002	Administrator and CEO	2,714		0.093%
					Maury Regional Hospital

Dan C. Wheeler	61	Director	Director	1993	Director, Center for	7,434	8	0.255%
					Profitable Agriculture

Dr. David S. Williams	57	Director	Director	2001	Orthodontist (Self-employed)	3,500		0.120%

W. Donald Wright	64	Director	Director	1992	Pharmacist (Self-employed)	1,016		0.035%

						258,543		8.855%

Footnotes

Nominee Information Table

/1	Unless otherwise indicated, all shares are owned of record.
/2	Includes 4,230 shares registered jointly to Hulet M. Chaney and Joyce A. Chaney, Mr. Chaney's wife, and 100 shares registered to Joyce A. Chaney.
/3	Includes 8,354 shares registered to Griffitha G. Cook, Mr. Cook's wife.
/4

Includes 9,060 shares registered to Thomas Napier Gordon, Jr., minor son of Mr. Gordon, 9,060 shares registered to Edward Bradshaw Gordon, minor son of Mr. Gordon, and 400 shares registered to Teri Hasenour Gordon, wife of Mr. Gordon.

/5

Includes 8,000 shares registered to Hickman Family Trust, 7,583 shares registered to Helen Shapard Hickman, Mr. Hickman's wife, 2,592 shares registered to Harriette Blair McEwen or Helen Shapard Hickman, 2,881 shares registered to Helen Clark McEwen or Helen Shapard Hickman, and 2,418 shares registered to William E. McEwen III or Helen Shapard Hickman.

/6	Includes 22,000 shares registered to Leesa M. Stevens, Mr. Stevens' wife.
/7	Includes 50 shares registered to Teresa J. Beck, wife of Mr. Tomlinson.
/8	Includes 1,500 shares registered to Mary Carol Wheeler, wife of Mr. Wheeler.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 1, 2004, no individual or corporation owned beneficially, directly or indirectly, more than 5% of the Common Stock except First Farmers and Merchants National Bank of Columbia (the "Bank"), the Corporation's wholly-owned subsidiary, which held in a fiduciary capacity in its Trust Department as trustee, agent or otherwise, 314,456 shares or approximately 10.8% of the outstanding Common Stock, and has the right to vote 53% of these shares while 46% are voted by the account holders. The shares voted by the Bank will be voted in a manner consistent with the best interests of the beneficiaries as determined by the Bank as fiduciary.

The tabulation, "Security Ownership," sets forth the amount and percentage of the Common Stock beneficially owned (as determined in accordance with the rules and regulations of the Securities and Exchange Commission) as of March 1, 2004, by all directors and Named Executive Officers (as hereinafter defined) individually and as a group. These amounts include all shares beneficially owned listed in the Footnotes to the Nominee Information Table at the top of this page.

Security Ownership

	Shares Beneficially Owned
Name	3/01/04	% of Class

Bank Trust Department Nominee	314,456	10.769%
(118 trust accounts)
Waymon L. Hickman	86,282	2.955%
Tom Napier Gordon	68,324	2.340%
T. Randy Stevens	36,000	1.233%
H. Terry Cook, Jr.	25,506	0.873%
James L. Bailey, Jr.	8,544	0.293%
Dan C. Wheeler	7,434	0.255%
Hulet M. Chaney	7,168	0.245%
John P. Tomlinson III	6,655	0.228%
Dr. David S. Williams	3,500	0.120%
William R. Walter	2,714	0.093%
Dr. Joseph W. Remke, III	2,600	0.089%
Martha M. McKennon	2,445	0.084%
Kenneth A. Abercrombie	2,400	0.082%
W. Donald Wright	1,016	0.035%
Dr. O. Rebecca Hawkins	400	0.014%
Timothy E. Pettus	200	0.007%
Patricia N. McClanahan	144	0.005%
Leslie R. Brooks	-	-
Directors and Officers as a Group	261,332	8.951%

	575,788	19.720%

Executive Officers

The biographical information of the officers of the Corporation, as of March 1, 2004, is presented in the following paragraphs. None of these executive officers has a family relationship with any officer or employee of the Corporation and the Bank. Messrs. Hickman, Stevens, and Tomlinson are currently serving on the Board of Directors of the Corporation and the Bank.

Mr. Waymon L. Hickman, age 69, is the Chairman of the Board and a director of the Corporation and the Bank. He was employed by the Bank in 1958 and named Assistant Cashier in 1959. He was named Assistant Vice President in 1961, and promoted to Vice President in 1962. Mr. Hickman was elected a director of the Bank in 1967 and appointed First Vice President and Trust Officer in 1969. He was promoted in 1973 to Executive Vice President and Senior Trust Officer. Mr. Hickman was appointed President of the Bank and Chief Administrative Officer in August 1980. He was appointed President of the Corporation in April 1982 and Chief Executive Officer of the Bank in December 1990. He was elected Chairman of the Board of Directors of the Bank effective December 31, 1995. Mr. Hickman retired as Chief Executive Officer of the Bank and Corporation in June 30, 2002.

Mr. T. Randy Stevens, age 52, is President and Chief Executive Officer and a director of the Corporation and the Bank. He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974. He was appointed Assistant Vice President in 1976 and promoted to Vice President in 1979. Mr. Stevens was appointed Vice President and Trust Officer of the Bank in 1982 and promoted to First Vice President in 1984. He was promoted to Executive Vice President and Chief Administrative Officer of the Bank in 1990. Mr. Stevens was elected as a director of the Bank and Corporation in 1991 and appointed Vice President of the Corporation in 1991. He was appointed President and Chief Operating Officer of the Bank effective December 31, 1995 and President and Chief Operating Officer of the Corporation in April, 1996. He was appointed Chief Executive Officer of the Bank on June 30, 2002.

Mr. John P. Tomlinson, III, age 53, is Senior Executive Vice President of the Corporation, Regional President of the Bank, and a director of the Corporation and the Bank. He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974. He was appointed Assistant Vice President of the Bank in 1976 and promoted to Vice President in 1979. Mr. Tomlinson was appointed Manager of Mortgage Lending in 1986 and promoted to Senior Vice President in 1990. He was appointed Executive Vice President of the Bank in 1995 and elected Secretary of the Corporation in April 1996. He was appointed Vice President of the Corporation December 17, 1996 and Senior Executive Vice President of the Bank in 1998. Mr. Tomlinson was appointed Senior Executive Vice President of the Corporation in 1999 and elected director of the Corporation and the Bank in 2000. He was appointed Chief Operating Officer June 30, 2002 and Regional President of the Bank in 2003.

Martha M. McKennon, age 59, is Secretary of the Corporation and the Bank and Vice President and Executive Assistant of the Bank. She was employed by the Bank in 1974 and promoted to Customer Service Representative in 1980. She was appointed Executive Assistant of the Bank in 1984 and Assistant Vice President, Executive Assistant in 1991. Ms. McKennon was elected Assistant Secretary of the Corporation December 17, 1996 and appointed Vice President/ Executive Assistant of the Bank in 1997. She was appointed Secretary to the Corporation in 1999 and Secretary to the Board of Directors of the Corporation and the Bank in 2000.

Patricia N. McClanahan, age 59, is Treasurer of the Corporation and Executive Vice President and Chief Financial Officer of the Bank. She was employed by the Bank in 1980 and appointed Bank Internal Auditor in 1981 and Bank Controller in 1984. She was promoted to Bank Controller and Cashier in 1987 and appointed Bank Vice President and Controller/Cashier in 1989. Ms. McClanahan was appointed Bank Senior Vice President and Controller/ Cashier in 1990 and Treasurer of the Corporation in 1991. She was appointed Chief Financial Officer in 1996 and Executive Vice President of the Bank in 2002.

COMMITTEES OF THE BOARD

There are no standing committees of the Board of Directors of the Corporation because the principal business of the consolidated company is conducted by the Bank rather than the holding company. The Board of Directors of the Corporation met five times during 2003. The Corporation does not have a standing Nominating Committee. The entire Board of Directors fulfills the role of a Nominating Committee. Because of the Corporation's size and the nature of its business, the consistently high rate of participation in meetings by each director, the fact that over half of the Corporation's directors are independent (as defined by the New York Stock Exchange listing requirements) and are individuals who come from diverse backgrounds, and the infrequent turnover historically in the membership of the Board, the Board of Directors does not believe a separate, independent nominating committee is necessary.

Any shareholder, by written notice submitted to the Secretary of the Corporation, can nominate candidates for election to the Board of Directors. The written notice should be provided in accordance with the process contained in the Corporation's Bylaws as more fully described in the "Items of Business for 2005 Annual Meeting of Shareholders" section of this Proxy Statement. The entire Board of Directors serving as a Nominating Committee currently does not have a charter, nor are all of the directors independent, as defined by the New York Stock Exchange listing requirements.

Although the Board of Directors has not established formal minimum qualifications for its members, the Board would consider only potential nominees who have several years of relevant business experience. Non-management director nominees would generally need to be independent, as defined by the New York Stock Exchange listing requirements. Any nominee must be willing to serve for the nominal director's compensation paid by the Corporation. In addition, the Board of Directors would evaluate nominees with the goal of maintaining a diversity of background and experience that complements the other directors. Candidates nominated by shareholders would be evaluated in the same manner as the candidates nominated by the Board of Directors.

The remaining information in this section pertains to committees of the Bank's Board of Directors which has designated seven standing committees. They are as follows:

Audit/Compliance/CRA Committee (6 members)

Compensation Committee (8 members)

Deferred Profit Sharing Benefit Committee (5 members)

Executive Committee (6 members)

Trust Committee (6 members)

Risk Management Committee (6 members)

Business Development Committee (10 members)

Audit/Compliance/CRA Committee

Functions: The Bank has a separately designated standing Audit/Compliance/CRA Committee. established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. This Committee provides assistance to the Board of Directors in fulfilling their responsibility to the shareholders related to internal control monitoring, accounting procedures, reporting practices, regulatory compliance and quality, and integrity of the financial reports of the Bank. This Committee adopted a charter to guide its activities in 2002. This Committee is composed solely of directors who are "independent" of the management of the Bank, based on the New York Stock Exchange corporate governance requirements, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Number of 2003 meetings: 14

Membership: The Committee membership is made up of six directors who are not officers of the Corporation or the Bank. They are Dan C. Wheeler, Chairman, James L. Bailey, Jr., Hulet M. Chaney, Dr. O. Rebecca Hawkins, Dr. David S. Williams and W. Donald Wright. Mr. Hulet M. Chaney was added to the Committee in January 2004 and is an "audit committee financial expert" as defined in the rules and regulations of the Securities and Exchange Commission.

Compensation Committee

Functions: This Committee recommends to the Board of Directors fees for board meetings and fees for committee meetings for directors. The Committee reviews, evaluates and recommends to the Board of Directors of the Bank the officers' compensation program and deferred profit sharing contributions for all eligible employees.

Number of 2003 meetings: 6

Membership: This membership of this Committee is made up of two directors who are officers of the Corporation and of the Bank and six directors who are not officers of the Corporation or the Bank. They are H. Terry Cook, Jr., Chairman, Kenneth A. Abercrombie, Hulet M. Chaney, William R. Walter, Dan C. Wheeler, W. Donald Wright, Waymon L. Hickman and T. Randy Stevens.

Deferred Profit Sharing Benefit Committee

Functions: This Committee determines the eligibility of employees to participate in the Bank's Profit Sharing Plan. It supervises records pertaining to the continuity of service of participants and acts on applications for retirement benefits, applications for leaves of absence, and requests for distribution of participants' accounts. This Committee is also responsible for preparing annual reports and financial statements, disclosing benefits to participants, and reporting to the IRS and the Department of Labor with respect to the Bank's Profit Sharing Plan.

Number of 2003 meetings: 1

Membership: The membership of this Committee is made up of one (1) director who is an officer of the Corporation and the Bank, two directors who are not officers of the Corporation or the Bank, one advisory director who is not a director of the Corporation or the Bank, and one employee who is not a director of the Corporation or the Bank. They are John P. Tomlinson, III, Chairman, Tom Napier Gordon, Dr. David S. Williams, Bobby Sands (advisory), and Amy B. Slagle (employee).

Executive Committee

Functions: This Committee reviews and recommends to the Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank. This Committee acts on loan applications and reviews overdrafts, cash items, loans, lines of credit, and loan reviews in accordance with the Bank's policies which have been approved by the Board of Directors.

Number of 2003 meetings: 37

Membership: The membership of this Committee is made up of two directors who are officers of the Corporation and the Bank, and four outside directors, none of whom is an officer of the Corporation or the Bank. They are Waymon L. Hickman, Chairman, James L. Bailey, Jr., Hulet M. Chaney, H. Terry Cook, Jr., T. Randy Stevens, and W. Donald Wright.

Trust Committee

Functions: This Committee supervises the operations of the Trust and Financial Management Department of the Bank to ensure proper exercise of the fiduciary powers of the Bank.

Number of 2003 meetings: 13

Membership: The membership of this Committee is made up of two directors who are officers of the Corporation and the Bank and four directors who are not officers of the Corporation or the Bank. They are Waymon L. Hickman, Chairman, T. Randy Stevens, Vice Chairman, H. Terry Cook, Jr., Tom Napier Gordon, Hulet M. Chaney and William R. Walter.

Risk Management Committee

Functions: The purpose of this Committee is to evaluate the major areas of risk within the Bank and to report to the Board of Directors on at least an annual basis. The primary focus is on credit, interest rate, liquidity, pricing, transaction, compliance, strategic reputation and foreign exchange risk.

.

Number of 2003 meetings: 1

Membership: The membership of this Committee is made up of one director who is an officer of the Corporation and the Bank, four outside directors who are not officers of the Corporation or the Bank and one advisory Director of the Bank. They are John P. Tomlinson, III, Chairman, Tom Napier Gordon, Dr. Joseph W. Remke, III, Dan C. Wheeler, Dr. David S. Williams and James R. Hudson (advisory).

Business Development Committee

Functions: The purpose of this Committee is to oversee and advise Bank management in the development and execution of its marketing and business development plans.

Number of 2003 meetings: 1

Membership: The membership of this Committee is made up of three directors who are officers of the Corporation and the Bank, three outside directors who are not officers of the Corporation or the Bank, and four advisory directors of the Bank. They are Dr. O. Rebecca Hawkins, Chairman, Kenneth Abercrombie, Waymon L. Hickman, Dr. Joseph W. Remke, III, T. Randy Stevens, John P. Tomlinson, III, Dr. Charles A. Ball (advisory), Dr. H. Pitts Hinson (advisory), Christa S. Martin (advisory) and Manuel D. Young (advisory). Kim M. Doddridge serves as Committee Coordinator.

Director Attendance

During 2003, there were five meetings of the Board of Directors of the Corporation and twelve meetings of the Board of Directors of the Bank. Each member of the Boards attended at least 80% of the aggregate meetings of the Boards and committees of which they were members.

The Corporation does not have a policy regarding director attendance at annual meetings. Because of the willingness of each director to be present at all annual meetings and the historical attendance of each director, a formal attendance policy has not been deemed necessary. All directors attended the 2003 Annual Meeting of Shareholders.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board of Directors. Persons wishing to write to the Board of Directors of the Corporation or a specified director or committee of the Board of Directors should send correspondence to the Secretary of the Corporation at First Farmers and Merchants Corporation, P.O. Box 1148, Columbia, Tennessee, 38402.

All communications so received from shareholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

COMPENSATION OF DIRECTORS AND OFFICERS

During 2003 each director and officer of the Corporation received an annual retainer of $2,000.00 and was paid a fee of $500.00 for each Board meeting attended up to four meetings. Each active bank director received $500.00 for each Bank Board of Directors' meeting attended. Each honorary bank director received $400.00 for each Bank Board of Directors' meeting attended. Each bank advisory director received $300.00 for each Bank Board of Directors' meeting attended. Each member of the Bank's Executive Committee received a $7,000.00 annual retainer. Each active, honorary and advisory Bank director (excluding salaried officers) received $200.00 for attendance at any scheduled or formally called committee meeting of any standing or specially appointed committee. Active Corporation and Bank directors may defer fees payable to them under the Corporation's and Bank's Directors Deferred Compensation Plans. During the fiscal year 2003, the Corporation and the Bank together paid total cash directors' fees of $154,050, and directors' fees in the amount of $199,409 were deferred.

Bank Compensation Committee Report On Executive Compensation

Introduction

Decisions on compensation of the Bank's executives are made by the eight member Compensation Committee of the Bank's Board of Directors. The Compensation Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Corporation and the Bank. Consequently, the Compensation Committee places considerable importance on its task of designing and administering an executive compensation program.

The Bank has an executive compensation program that considers factors such as Corporation shareholder value and the overall performance of the Corporation and the Bank. The main components of the executive compensation program are base salary, bonus, and participation in a split-dollar life insurance plan.

Compensation Program

The Compensation Committee's executive compensation program is designed to provide competitive levels of compensation that are integrated with the Corporation's and the Bank's annual and long-term goals. Executive compensation is reviewed by the Compensation Committee relative to peer group executive compensation based on national and state survey information. The peer group used from the national and state surveys utilized institutions in a similar asset- size range. The national survey also includes data for institutions in adjoining states.

The Compensation Committee approved cash compensation for executive officers in 2003 that is consistent with the Compensation Committee's executive compensation program.

Base Salary

Base salary represents a fixed labor cost and is designed so that senior management receives acceptable salaries, helping the Bank keep the talent needed to meet the challenges in the financial service industry. Many factors are included in determining base salaries, such as job responsibilities, the scope of the position, length of service with the Bank, individual performance, and compensation for similar positions in the peer group. The Compensation Committee believes that base salaries should be slightly above the median of a market-competitive range. All base salaries are reviewed annually.

Bonus

The second component in the executive compensation program is a bonus plan. Certain strategic goals from the Corporation and the Bank's strategic plan and financial budget are allocated points relating to goal achievement. During 2003, achievement of all the listed goals would have resulted in a bonus of varying percents of the base salaries for senior officers. The Compensation Committee graded progress towards these goals as well as individual performance. During 2003, a bonus of 11.0% was paid to eight senior officers, a bonus of 15.4% was paid to each of the regional presidents, and a bonus of 22.0% was paid to the President and Chief Executive Officer. Bonus payments were paid as follows: Waymon L. Hickman - $29,106, T. Randy Stevens - $44,721, John P. Tomlinson, III - $21,437, Timothy E. Pettus - $16,817, and Leslie R. Brooks - $13,530 (see Summary Compensation Table on page 12).

Chief Executive Officer Compensation

The executive compensation program described above is applied in setting the Chief Executive Officer's compensation. T. Randy Stevens is President and Chief Executive Officer of the Corporation and the Bank. Mr. Stevens participates in the same executive compensation program available to the other executive officers. The Compensation Committee reviews the executive compensation program in relationship to the performance of the Corporation's net income and stock value. Consolidated net income for the Corporation and the Bank totaled $8,550,000 for 2003, representing a .4% increase above the previous year. The Corporation's stock price increased to $80 per share at December 31, 2003 based on information reported by buyers willing to disclose such information. Based upon these and other factors the 2003 cash compensation of Mr. Stevens was $251,135. Mr. Stevens had a base salary of $203,280 which is in line with the median salary in comparison to his peers in the national and state surveys indicated above. Mr. Stevens earned a bonus in the amount of $44,721 that was based on the Corporation's goal achievement and financial results in 2003.

Conclusion

The Compensation Committee believes that this mix of market-based salaries and bonus program represents a balance that will motivate the management team to continue to produce strong returns. The Compensation Committee further believes this program strikes an appropriate balance between the interests and needs of the Corporation and the Bank in operating the financial service business.

Submitted by the Compensation Committee of the Bank's Board of Directors.

H. Terry Cook, Jr., Chairman; Hulet M. Chaney, Waymon L. Hickman

Kenneth A. Abercrombie, T. Randy Stevens, William R. Walter

Dan C. Wheeler, W. Donald Wright

Compensation Committee Interlocks And Insider Participation

Messrs. Cook, Abercrombie, Chaney, Hickman, Stevens, Walter, Wheeler, and Wright served as members of the Bank's Compensation Committee throughout 2003. Mr. Hickman serves as Chairman of Bank's Board of Directors and Mr. Stevens serves as President and Chief Executive Officer of the Bank.

Related Party Transactions

During 2003, the Bank engaged in customary banking transactions and had outstanding loans to certain of the Corporation's and Bank's directors, including Messrs. Abercrombie and Wright, and members of the immediate families of such directors and executive officers. Messrs. Abercrombie and Wright, their affiliates, families, and companies in which they hold ten percent or more ownership had outstanding loan balances of $362,293 at December 31, 2003. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Deferred Profit Sharing Plan

The Bank has a Deferred Profit Sharing Plan and Trust (the "Plan") which has been approved by the Internal Revenue Service for deferral of income taxation. The Plan includes all eligible employees. All employees who attain age twenty (20) years, and who complete one (1) year of service with the Bank are eligible to participate. Participants receive a vested percentage of 25% after two (2) years of service and 15% each year thereafter until 100% vested at the end of seven (7) years of participation in the plan. The Bank's contribution to the Plan and Trust is determined by the annual performance of the Bank and is subject to approval by the Board of Directors of the Bank annually. The aggregate amount placed in the Plan for the three hundred twenty-one (321) participants during fiscal year 2003 was $1,291,562. Employees are 25% vested in contributions on their behalf after two years, 40% vested after three years, 55% vested after four years, 70% vested after five years, 85% vested after six years, and 100% vested after seven years of service.

Deferred Profit Sharing Plan

	Performance or Other	Estimated Future Payouts
	Period Until Maturation	Under Non-Stock Price-Based Plans
Name	Or Payout	Threshold	Maximum
Waymon L. Hickman	None	$2,222,863	$2,222,863
T. Randy Stevens	None	$900,765	$900,765
John P. Tomlinson	None	$816,160	$816,160
Leslie R. Brooks	Five Years	$4,681	$18,723	(1)
Timothy E. Pettus	Five Years	$2,078	$8,311	(1)
(1) This amount assumes that the Named Executive Officer was fully vested as of
December 31, 2003.

Summary Compensation Table

The following table sets forth the aggregate remuneration accrued or paid by the Corporation or the Bank during the fiscal years ending December 31, 2003, 2002, and 2001, to the Chief Executive Officer and the four other most highly compensated executive officers whose aggregate remuneration exceeded $100,000 (the "Named Executive Officers").

Name of Individual				Other Annual	All Other
and Principal Position	Year	Salary	Bonus	Compensation	Compensation
		/1	/2	/3	/4
Waymon L. Hickman,	2003	$ 120,000	$ 29,106	$ 21,604	$ 50,919
Chairman of the Board,	2002	192,300	40,460	33,029	50,161
Director of	2001	252,600	89,433	30,982	47,117
Corporation and Bank
T. Randy Stevens,	2003	$ 203,280	$ 45,214	$ 32,192	$ 27,746
President,	2002	178,800	8,940	30,146	27,720
Chief Executive Officer &	2001	160,000	24,400	24,000	24,139
Director of
Corporation and Bank
John P. Tomlinson, III	2003	$ 139,200	$ 21,437	$ 24,457	$ 12,210
Regional President	2002	125,184	6,263	18,778	11,586
& Director of	2001	117,580	17,168	16,887	9,443
Corporation and Bank
Timothy E. Pettus	2003	$ 109,439	$ 16,817	$ 8,312	$ 201
Regional President
of the Bank
Leslie R. Brooks	2003	$ 123,000	$ 13,530	$ 18,450	$ 417
Executive Vice	2002	114,600	5,730	-	-
President of Bank

/1	Salaries plus Corporation and Bank committee fees.
/2	Bonus includes executive bonus incentives.
/3

Other annual compensation is use of an automobile and the bank's contribution to the Deferred Profit Sharing Plan. This benefit provided by the Bank does not discriminate in favor of officers and directors and is available generally to all salaried employees.

/4	Deferred Salary Continuation Plan, Deferred Corporation and Bank Committee Fees, and group term replacement insurance provided.

COMPARATIVE PERFORMANCE

Set forth below is a graph comparing the yearly change in the cumulative total shareholder return on the Common Stock ("FF&M" in the graph) against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Major Regional Bank Composite Index for the period of five years commencing December 31, 1998 and ending December 31, 2003.

The graph displaying the contents of the table below will be mailed to our stockholders.

	1998	1999	2000	2001	2002	2003
FF&M	$ 100.00	$ 121.09	$ 129.36	$ 151.67	$ 167.28	$ 178.44
Regional Banks*	100.00	85.73	109.22	99.89	99.97	135.47
S&P 500*	100.00	121.04	109.99	96.99	75.55	97.22
* Assumes that the value of the investment in Common Stock and each index was $100 on December 31,1998 and that all dividends were reinvested.

REPORT OF THE BANK'S AUDIT/COMPLIANCE/CRA COMMITTEE

The Audit/Compliance/CRA Committee's primary responsibilities fall into three broad categories:

    This Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the management of the Corporation and the Bank. This Committee's monitoring includes discussing with management and the Corporation's independent auditors draft financial statements and accounting and reporting matters.
    This Committee is responsible for matters concerning the relationship between the Corporation and the Bank and the Corporation's independent auditors. This relationship includes recommending the appointment or removal of the Corporation's independent auditors; reviewing the scope of their audit services and related fees, as well as any other services being provided; and determining whether the Corporation's independent auditors are independent.
    This Committee oversees management's implementation of effective systems of internal controls, including the review of the activities and recommendations of the Bank's internal auditing program.

This Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, this Committee met fourteen times during fiscal 2003.

In overseeing the preparation of the Corporation's and the Bank's financial statements, this Committee met with both management and the Corporation's independent auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised this Committee that all financial statements were prepared in accordance with generally accepted accounting principles. This Committee discussed the financial statements with both management and the Corporation's independent auditors. This Committee discussed with the Corporation's independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented. This Committee also received the written disclosures and the letter from the Corporation's independent auditors regarding the independence of such auditors as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with such auditors their independence from the Corporation and its management.

The Corporation files consolidated financial statements that include the financial condition and results of operation of the Bank for the periods indicated. Based on its review and discussions with the Bank's management and the Corporation's auditors, the Bank's Audit Committee recommended to the Bank's Board of Directors who recommended that the Corporation's Board of Directors approve the inclusion of the audited financial statements of First Farmers and Merchants Corporation and its subsidiary, First Farmers and Merchants National Bank, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

During the period covering the fiscal years ended December 31, 2003 and 2002, Kraft Bros., Esstman, Patton, & Harrell, PLLC ("Kraft CPAs") performed the following professional services:.

Description	2003	2002
Audit Fees	$83,854	$90,455
Audit-Related Fees	$6,397	$6,300
Tax Fees	$8,685	$9,591
All Other Fees	$-	$14,828
Total	$98,936	$121,174

Submitted by the Audit/Compliance/CRA Committee of the Bank's Board of Directors.

Dan C. Wheeler, Chairman
James L. Bailey, Jr.
Edwin W. Halliday
W. Donald Wright
Dr. O. Rebecca Hawkins
Mr. Hulet M. Chaney

INDEPENDENT PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee of the Bank, the firm of Kraft CPAs has been selected by the Board of Directors of the Corporation to serve as independent auditor for the Corporation for 2004. The Bank Board of Directors has also chosen Kraft CPAs as its independent auditor. A representative of Kraft CPAs will be present at the Annual Meeting and will have the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions from shareholders in attendance.

OTHER MATTERS

As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and greater than 10% shareholders are also required to furnish the Corporation with copies of all Section 16(a) reports they file. Based on a review of such reports filed with the Securities and Exchange Commission and on written representations from reporting persons, the Corporation believes that all persons subject to the reporting requirements pursuant to Section 16(a) filed the required reports on a timely basis with the Securities and Exchange Commission.

CODE OF ETHICS

The Board of Directors of the Corporation has not adopted a Code of Ethics, as defined by the rules and regulations of the Securities and Exchange Commission, because the principal business of the consolidated company is conducted by the Bank rather than the holding company. The Bank Board of Directors has adopted a Code of Ethics for all employees of the Bank. A copy of this code can be attained by a written request to the Human Resources Director of the Bank at First Farmers and Merchants National Bank, P.O. Box 1148, Columbia, Tennessee, 38402.

ITEMS OF BUSINESS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Any proposals by shareholders to be included in the Proxy Statement and Proxy for consideration at the next Annual Meeting of Shareholders must be received by management at 816 South Garden Street, Columbia, Tennessee 38402-1148, no later than November 30, 2004.

ANNUAL REPORTS

The Corporation's annual report to shareholders for the calendar year 2003 is enclosed, but is not intended to be part of this Proxy Statement.

COPIES OF THE CORPORATION'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO: PATRICIA N. MCCLANAHAN, TREASURER, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 38402-1148.

By the order of the Board of Directors,

/s/ Martha M. McKennon _
Martha M. McKennon
Secretary

March 22, 2004

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee 38402-1148

PROXY

March 22, 2004

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of First Farmers and Merchants Corporation of Columbia, Tennessee do nominate, constitute, and appoint Edward A. Cox, Bettye Cornwell, and C. Allan Kerley or any of them with full power to act alone, my true and lawful representative with respect to all shares of Common Stock of First Farmers and Merchants Corporation which the undersigned would be entitled to vote, at the Annual Meeting of Shareholders to be held on April 20, 2004, at 4:00 p.m., local time at the Waymon L. Hickman Building, Columbia State Community College, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.	Election of the fourteen (14) persons listed below as Directors:
FOR all nominees listed below [ ] AGAINST all nominees listed below [ ] (Except as marked to the contrary)

Kenneth A. Abercrombie	Dr. O. Rebecca Hawkins	William R. Walter
James L. Bailey, Jr.	Waymon L. Hickman	Dan C. Wheeler
Hulet M. Chaney	Dr. Joseph W. Remke, III	Dr. David S. Williams
H. Terry Cook, Jr.	T. Randy Stevens	W. Donald Wright
Tom Napier Gordon	John P. Tomlinson, III

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE LISTED ABOVE, LINE THROUGH OR STRIKE OUT THE NOMINEE'S NAME.
2.	At their discretion, Edward A. Cox and/or Bettye Cornwell and/or C. Allan Kerley are authorized to vote upon such other business as may properly come before the meeting.
Management at present knows of no other business to be presented by or on behalf of its management at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AS DIRECTORS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated the __________ day of __________, 2004	____________________________________
____________________________________
(Signature of Shareholder)

No. of Shares _________ PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

_________I will attend the meeting/reception	_________ Number attending
_________I will not attend the meeting/reception.